Exhibit 99.10

PROXY

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE GEMSTAR-TV GUIDE INTERNATIONAL, INC. BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [            ], 2008.

The undersigned hereby appoints Richard Battista, Bedi A. Singh, and Stephen H. Kay and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Special Meeting of Shareholders of Gemstar-TV Guide International, Inc. to be held on [            ], 2008 at [            ] local time in [            ], and at any adjournment or postponement thereof, for the following purposes:

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Please mark your votes as indicated in this example.	☒

The Board of Directors Recommends a Vote FOR Items 1 and 2.

		FOR	AGAINST	ABSTAIN
1.	Proposal to combine Macrovision Corporation and Gemstar-TV Guide International, Inc. through the adoption of the Agreement and Plan of Mergers, dated as of December 6, 2007, by and among Macrovision Corporation, Gemstar-TV Guide International, Inc., Macrovision Solutions Corporation, Galaxy Merger Sub, Inc. and Mars Merger Sub, Inc., pursuant to which, among other things, separate subsidiaries of Macrovision Solutions Corporation will be merged with and into each of Gemstar-TV Guide International, Inc. and Macrovision Corporation, with Gemstar-TV Guide International, Inc. and Macrovision Corporation being the surviving entities in such mergers and becoming wholly-owned subsidiaries of Macrovision Solutions Corporation.	☐	☐	☐

2.	Proposal to adjourn of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the special meeting to approve the first proposal described above.	☐	☐	☐

3.	In their discretion, upon such other matters that may properly come before the special meeting or any adjournment or postponement thereof.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE ABOVE MATTERS.

	YES	NO
Do you plan to attend the Annual Meeting of Shareholders?	☐	☐

Signature(s) ___________________________________________________ Date: ___________________ , 2008

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).

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DETACH CARD

Please detach proxy at perforation before mailing.

YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the Internet, please do not mail your proxy.

Vote By Telephone Call Toll-Free using a Touch Tone telephone [ ]	Vote By Internet Access the Web site at www.[ ].com	Vote By Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by [            ] Eastern Daylight Time on [            ], 2008,

to be counted in the final tabulation. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

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Vote By Telephone

Have your proxy card available when you call the Toll-Free number [            ] using a Touch-Tone telephone. Follow the simple prompts to record your vote.

Vote By Internet

Have your proxy card available when you access the Web site www.[            ].com. Follow the simple prompts to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Election Service.

To Change Your Vote

Any timely subsequent vote by any of the means described above or by voting in person at the Special Meeting will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before [            ] Eastern Daylight Time, [            ], 2008, will be the vote counted. You may also revoke your proxy by voting in person at the Annual Meeting.